Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Horizon Pharma Public Limited Company of our report dated June 26, 2014, with respect to the combined financial statements of Vidara Therapeutics International Limited and Subsidiaries and Vidara Therapeutics, Inc. included in the definitive proxy statement on Schedule 14A of Horizon Pharma, Inc. filed with the Securities and Exchange Commission on August 7, 2014.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

September 17, 2014